Exhibit 10.1

DEFAULT WAIVER AGREEMENT

THIS DEFAULT WAIVER AGREEMENT, dated as of October 31, 2007 (this “Agreement”), among VoIP Inc. (“Borrower”), the parties identified on Schedule A hereto (“Secured Lenders”) (each a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, Secured Lenders have entered into financing arrangements with the Borrower pursuant to which the Secured Lenders were issued certain notes and the rights to first refusal of any future financing; and

WHEREAS, the Borrower is not in material compliance with the terms of the Secured Lender Transaction Documents and the Borrower and Secured Lenders wish to waive certain past defaults under the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual benefits accruing to Secured Lenders and Borrower and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.	DEFINITIONS.

As used in this Agreement, the following terms shall have the meanings ascribed to them below:

“Financing Defaults” means the Borrower’s failure to offer the Recent Financing to the Secured Lenders and the Borrower’s failure to use fifteen percent (15%) of the Recent Financing to pay off the Notes.

“Recent Financing” means the financing the Borrower completed with Allen Angel on September 26, 2007, referenced in the Form 8K filed by the Borrower with the Securities Exchange Commission (“SEC”) on October 2, 2007.

“Secured Lenders Transaction Documents” means all agreements, instruments and other documents that Borrower and/or Secured Lenders entered into on or about July 5, 2005, January 6, 2006, February 2, 2006, October 17, 2006, February 1, 2007, February 16, 2007, April 6, 2007, July 27, 2007, and September 12, 2007 respectively, and all transaction documents as defined in such agreements, instruments and other documents together with all documents related thereto, as may have been amended.

2.	ACKNOWLEDGEMENTS, ASSIGNMENTS AND PAYMENT.

2.1  Acknowledgement of Defaults. Borrower acknowledges that it is in material default of numerous covenants, undertakings and terms of the Secured Lender Transaction Documents.

2.2 Price Reset. The conversion price of all outstanding notes payable to the Secured Lenders is reset to the lesser of (i) $0.50 or (ii) seventy percent (70%) of the three (3) lowest closing bid prices for the ten (10) days prior to the conversion or exercise date and the exercise price of all outstanding warrants issued to the Secured Lenders is reset to the $0.50.

2.3  Conversion Limitations. Each Subscriber agrees that in each Calendar month all if its conversions will be limited to the greater of (i) 10% of the amount of debt owed to it as of the date of this Agreement or (ii) conversions resulting in the issuance of common stock of the Borrower equaling fifteen percent (15%) of the trading volume, per calendar month on a non-cumulative basis, of the Borrower’s common stock as reported by Bloomberg, L.P.

2.4 Acknowledgement. Borrower hereby acknowledges that it has informed Allen Angel and he has agreed, that any security interests he has in any assets of the Borrower or any of its subsidiaries are subordinate to the security interests of the Secured Lenders.

2.5 Warrant Registration. Borrower shall file with the Securities Exchange Commission (“SEC”) one or more Forms SB-2 registration statements (as defined below) (or such other form that it is eligible to use) in order to register the shares underlying all warrants now outstanding to the Secured Lenders (the “Warrants”), for resale and distribution under the 1933 Act. The Registration Statement with respect to the Common Stock issuable upon exercise of the Warrants (“Registration Statement”) must be filed not later than sixty (60) days from the date of this Agreement (“Filing Date”) and declared effective by the Commission not later than one hundred and twenty (120) days after the Filing Date (“Effective Date”).

2.6 Registration Restrictions. Pursuant to Section 9(n) of the Subscription Agreement dated January 6, 2006, between Borrower and Secured Lenders and any such other substantially similar provision contained in the Secured Lenders Transaction Documents, the Borrower is prohibited from filing registration statements to register securities other than those allowed in the Subscription Agreement dated January 6, 2006, between Borrower and Secured Lenders and any such other substantially similar provision contained in the Secured Lenders Transaction Documents. The Secured Lenders each waive such prohibition solely in connection with the Registration Statement required to be filed by this Agreement.

   2.7 Default Waiver. The Secured Lenders hereby waive solely the Financing Defaults.

2.8 Public Disclosure. Borrower will file a form 8-K with the SEC within 3 business days of the date of this Agreement.

2.9 Effect on Transaction Documents. Subject to the waivers and amendments provided herein, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Borrower may have to the Secured Lenders under the Transaction Documents.  Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Secured Lenders, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  The Secured Lenders reserve all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise.  This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith.

3.	MISCELLANEOUS.

3.1 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the Parties. Neither party hereto may assign or permit the assignment of its obligations without first requiring the assignee of such obligation to assume such assigning party’s rights and obligations under this Agreement. Except as required by the preceding sentence, neither party may assign its rights or obligations under this Agreement without the other party’s prior written consent.

3.2 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State and County of New York for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS AGREEMENT AND HAS HAD AN OPPORTUNITY TO SEEK SEPARATE COUNSEL OF ITS OWN CHOICE TO REVIEW THIS AGREEMENT, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.2.

3.3 Injunctive Relief. Each Party acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the other and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

3.4 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

3.5  Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

3.6 Notices. Any notice, demand or request required or permitted to be given by the respective parties hereto pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

To Borrower:	VoIP, Inc.
151 So. Wymore Road, Suite 3000
Altamonte Springs, FL 32714
Attn: Anthony Cataldo, CEO
Fax: (407) 389-3233

With a copy by telecopier only to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Attn: Marc Ross, Esq.
Fax: (212) 930-9725

To Secured Lenders:	To the addresses and facsimile numbers listed
on Schedule A hereto.

With a copy by telecopier only to:

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
Attention: Barbara R. Mittman, Esq.
Fax: (212) 697-3575

Any Party may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Parties in conformity with this Section 3.6, but such change shall not be effective until notice of such change has been received by the other Party.

3.7 Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by Assignors and Secured Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

3.8 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[REST OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER
VOIP INC.

/s/ Anthony Cataldo
Name: Anthony Cataldo Title: Chief Executive Officer

SECURED LENDERS

/s/ ALPHA CAPITAL ANSTALT f/k/a ALPHA CAPITAL AKTIENGESELLSCHAFT
ALPHA CAPITAL ANSTALT f/k/a ALPHA CAPITAL AKTIENGESELLSCHAFT

/s/ BRIO CAPITAL L.P.	/s/ BRISTOL INVESTMENT FUND, LTD.
BRIO CAPITAL L.P.	BRISTOL INVESTMENT FUND, LTD.

/s/ CENTURION MICROCAP, L.P.	/s/ CHESTNUT RIDGE PARTNERS LP
CENTURION MICROCAP, L.P.	CHESTNUT RIDGE PARTNERS LP

/s/ DKR SOUNDSHORE OASIS HOLDING FUND LTD.	/s/ CMS CAPITAL
DKR SOUNDSHORE OASIS HOLDING FUND LTD.	CMS CAPITAL
By: DKR Oasis Management Company, its investment manager

/s/ DOUBLE U MASTER FUND L.P.	/s/ ELLIS INTERNATIONAL LTD.
DOUBLE U MASTER FUND L.P.	ELLIS INTERNATIONAL LTD.

/s/ GRUSHKO & MITTMAN, P.C.	/s/ IROQUOIS MASTER FUND, LTD.
GRUSHKO & MITTMAN, P.C.	IROQUOIS MASTER FUND, LTD.

/s/ OSHER CAPITAL INC.	/s/ PLATINUM LONG TERM GROWTH II INC.
OSHER CAPITAL INC.	PLATINUM LONG TERM GROWTH II INC.

/s/ STONESTREET LIMITED PARTNERSHIP	/s/ WHALEHAVEN CAPITAL FUND LTD.
STONESTREET LIMITED PARTNERSHIP	WHALEHAVEN CAPITAL FUND LTD.

ACKNOWLEDGEMENT

Allen Angel hereby acknowledges that any security interest he has in any assets of VoIP, Inc. or any of its subsidiaries is subordinate to the security interests granted to the Secured Lenders and may only be collected upon once the Secured Lenders are paid in full.

Allen Angel

SCHEDULE A
Alpha Capital Anstalt	Ellis International Ltd.
Pradafant 7	Swiss Tower, 16th Floor, Panama
9490 Furstentums	Republic of Panama
Vaduz, Lichtenstein	(516) 887-8990
Fax: 011-42-32323196

Brio Capital, L.P.	Grushko & Mittman, P.C.
523 Albermale Road	551 Fifth Avenue, Suite 1601
Cedarhurst, NY 11516	New York, New York 10176
(646) 390-2158	Fax: (212) 697-3575

Bristol Investment Fund, Ltd.	Iroquois Master Fund, Ltd.
c/o Bristol Capital Advisers, LLC	641 Lexington Avenue, 26th Floor
10990 Wilshire Boulevard, Suite 1410	New York, NY 10022
Los Angeles, California 90024	(212) 207-1412
Fax: (310) 696-0334
Attn: Amy Wang, Esq.

Centurion Microcap, L.P.	Osher Capital
3014 Avenue L	5 Sansberry Lane
Brooklyn, NY 11210	Spring Valley, NY 10977
Fax: (718) 228-9570	(212) 586-8224

Chestnut Ridge Partners, L.P.	Platinum Long term Growth II, Inc.
50 Tice Boulevard	152 West 57th Street
Woodcliff Lake, NJ 07677	New York, NY 10019
Fax: (201) 802-9450	(212)

CMS Capital	Stonestreet Limited Partnership
9612 Van Nuys Boulevard, Suite 108	33 Prince Arthur Avenue
Panorama City, CA 91402	Tornoto Ont. M5K 1B2
(818) 907-3372	Canada
(416) 323-3693

DKR Soundshore Oasis Holding Fund, Ltd.	Whalehaven Capital Fund Limited
c/o DKR Capital Partners, L.P.	c/o FWS Capital Ltd.
1281 East Main Street	3rd Floor, 14 Par-Laville Road
Stamford CT 06902	Hamilton, Bermuda HM08
(203) 674-4737	Fax: (441) 295-5262

Double U Master Fund, L.P.
c/o Navigator Management, Ltd.
Harbor House, Waterfront Drive, P.O Box 972
Road Town BVI
(284) 494-4770